Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-228338) pertaining to the Equitrans Midstream Corporation Employee Savings Plan of our report dated June 25, 2019, with respect to the financial statements and schedule of the Equitrans Midstream Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the period ended December 31, 2018.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

June 25, 2019